                                   CERTIFICATE

     The undersigned hereby certifies that she is the Secretary of Morgan
Stanley Series Funds (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an
Amendment to the Amended and Restated Declaration of Trust of the Trust adopted by the Trustees of the Trust on February 29, 2008, as provided in Section 9.3 of the said Declaration, said Amendment to take effect on February 29, 2008, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.

     Dated this 29th day of February, 2008.

                                        /s/ Mary E. Mullin
                                        ----------------------------------------
                                        Mary E. Mullin
                                        Secretary

                                   AMENDMENT

Dated:             February 29, 2008
To be Effective:   February 29, 2008

                                       TO

                           MORGAN STANLEY SERIES FUNDS

                    AMENDED AND RESTATED DECLARATION OF TRUST

                                      DATED

                                   May 31,2007

          AMENDMENT TO THE AMENDED AND RESTATED DECLARATION OF TRUST OF

                           MORGAN STANLEY SERIES FUNDS

WHEREAS, Morgan Stanley Series Funds (the "Trust") was established by the
Amended and Restated Declaration of Trust dated May 31, 2007 as amended from time to time (the "Declaration"), under the laws of the Commonwealth of
Massachusetts;

WHEREAS, Section 6.11 of the Declaration provides that the establishment and designation of any series or class of shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series or class, which instrument shall have the status of an amendment to the Declaration; and

WHEREAS, the Trustees of the Trust have deemed it advisable to establish and designate an additional series of shares and classes thereof, to be known as
Morgan Stanley Commodities Alpha Fund and Class A, Class C, Class I and Class R
thereof, as provided herein.

NOW, THEREFORE:

I. Appendix A of the Declaration is hereby amended so that it shall read in its entirety as follows:

                                ESTABLISHMENT AND
                       DESIGNATION OF SERIES OF SHARES OF
                     BENEFICIAL INTEREST (WITHOUT PAR VALUE)

The Trustees of the Trust, acting pursuant to the Trust's Declaration, have previously established and designated the series (each, a "Fund") of Shares of
Beneficial Interest listed below.

     1. The Funds are as follows:

     Morgan Stanley Diversified Large Cap Equity Fund
     Morgan Stanley Diversified International Equity Fund
     Morgan Stanley Commodities Alpha Fund

     2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 and the 1940 Act to the extent pertaining to the offering of Shares of the Fund. Each Share of each Fund shall be redeemable as provided in the Declaration. Subject to differences among classes, each Share of each Fund shall be entitled to vote on matters on which Shares of the Fund shall be entitled to vote as provided in Section 6.8 of the Trust's Declaration of Trust, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in
Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of each
Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the Fund, unless otherwise required by law.

     3. Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall have been deemed effectively acted upon with respect to the Fund as provided in, Rule 18f-2, as from time to time in effect, under the 1940 Act or any successor rule, and the Declaration.

     4. The assets and liabilities of the Trust shall be allocated among each
Fund and any series of the Trust designated in the future as set forth in
Section 6.9 of the Declaration.

     5. Subject to the provisions of Section 6.9 and Article IX of the
Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Fund, or to otherwise change the special and relative rights of each Fund.

          Any Fund may be terminated by the Trustees at any time by written notice to the Shareholders of the Fund in accordance with Article IX of the
Declaration.

II. Appendix B of the Declaration is hereby amended so that it shall read in its entirety as follows:

                    ESTABLISHMENT AND DESIGNATION OF CLASSES

     Pursuant to Section 6.10 of the Declaration, the Trustees have divided the
Shares of each series of the Trust to create the classes of Shares, within the meaning of Section 6.10, listed below.

     1. The classes of Shares of Morgan Stanley Diversified Large Cap Equity
Fund are designated "Class A, B, C and D Shares." The classes of Shares of
Morgan Stanley Diversified International Equity Fund are designated "Class A, B,
C and D Shares." The classes of Shares of Morgan Stanley Commodities Alpha Fund are designated "Class A, C, I and R Shares."

     2. Shares of each class are entitled to all the rights and preferences accorded to Shares under the Declaration. The designation of classes hereby shall not impair the power of the Trustees from time to time to designate additional classes of shares.

     3. For Shares of each class, the purchase price, the method of determination of the net asset value, the price, the terms and manner of redemption, any conversion feature, the relative dividend rights of holders thereof, and any other rights, privileges, features or qualifications, shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof relating to the applicable series, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended, and the 1940 Act.

     4. Subject to the applicable provisions of the 1940 Act and the
Declaration, the Trustees may from time to time modify the preferences, voting powers, rights and privileges of any of the classes designated hereby without any action or consent of Shareholders.

     5. A class of Shares of any series of the Trust may be terminated by the
Trustees at any time by written notice to the Shareholders of the class in accordance with Article IX of the Declaration.

III. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

IV. The undersigned hereby certify that this instrument has been duly adopted in accordance with the provisions of the Declaration.

V. This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same documents.

                            [Signed in Counterparts]

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 29th day of February 2008.

/s/ Frank L. Bowman                      /s/ Michael Bozic
---------------------------------------  ---------------------------------------
Frank L. Bowman,                         Michael Bozic,
as Trustee, and not individually         as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP  c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees      Counsel to the Independent Trustees
1177 Avenue of the Americas              1177 Avenue of the Americas
New York, NY 10036                       New York, NY 10036

/s/ Kathleen A. Dennis                   /s/ Dr. Manuel H. Johnson
---------------------------------------  ---------------------------------------
Kathleen A. Dennis,                      Dr. Manuel H. Johnson,
as Trustee, and not individually         as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP  c/o Johnson Smick Group, Inc.
Counsel to the Independent Trustees      888 16th Street, N.W., Suite 740
1177 Avenue of the Americas              Washington, D.C. 20006
New York, NY 10036

/s/ James F. Higgins                     /s/ Joseph J. Kearns
---------------------------------------  ---------------------------------------
James F. Higgins,                        Joseph J. Kearns,
as Trustee, and not individually         as Trustee, and not individually
c/o Morgan Stanley Trust                 c/o Kearns & Associates LLC
Harborside Financial Center, Plaza Two   PMB754, 23852 Pacific Coast Highway
Jersey City, NJ 07311                    Malibu, CA 90265

/s/ Michael F. Klein                     /s/ Michael E. Nugent
---------------------------------------  ---------------------------------------
Michael F. Klein,                        Michael E. Nugent,
as Trustee, and not individually         as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP  c/o Triumph Capital, L.P.
Counsel to the Independent Trustees      445 Park Avenue
1177 Avenue of the Americas              New York, NY 10022
New York, NY 10036

/s/ W. Allen Reed                        /s/ Fergus Reid
---------------------------------------  ---------------------------------------
W. Allen Reed,                           Fergus Reid,
as Trustee, and not individually         as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP  c/o Lumelite Plastics Corporation
Counsel to the Independent Trustees      85 Charles Colman Blvd.
1177 Avenue of the Americas              Pawling, NY 12564
New York, NY 10036

STATE OF NEW YORK    )
                     )ss:
COUNTY OF NEW YORK   )

     On this 29th day of February, 2008, FRANK L. BOWMAN, MICHAEL BOZIC,
KATHLEEN A. DENNIS, MANUEL H. JOHNSON, JAMES F. HIGGINS, JOSEPH J. KEARNS,
MICHAEL F. KLEIN, MICHAEL F. NUGENT, W. ALLEN REED AND FERGUS REID, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

                                         /s/ Indira Alli
                                         ---------------------------------------
                                         Notary Public

My Commission expires: February 7, 2009                 INDIRA ALLI
                                            Notary Public, State of New York
                                                     No.01ALS122206
                                               Qualified in Queens County
                                          Commission Expires February 7, 2009

                        THE COMMONWEALTH OF MASSACHUSETTS

     I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:
February 29, 2008 10:55 AM

                                     /s/ William Francis Galvin
                                     -------------------------------------------
                                     WILLIAM FRANCIS GALVIN

                                     Secretary of the Commonwealth